SKEEHAN & COMPANY
                          Certified Public Accountants
                      180 South Lake Avenue, Seventh Floor
                           Pasadena, California 91101
                         (818) 792-3842 - (818) 585-9555
                            Telecopier (818) 792-2162






Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K/A of Sonoma International dated September 12, 1996 and signed
November 6, 1996.





SKEEHAN & COMPANY
November 15, 1996